           AMENDMENT TO DeVRY INC. PROFIT SHARING RETIREMENT PLAN
               (as amended and restated as of July 1, 1992)





        WHEREAS, the Company maintains the DeVRY Inc. Profit Sharing Retirement Plan, as amended and restated as of July 1, 1992, and as amended subsequent thereto (the "Plan"); and

        WHEREAS, amendment of the Plan and a transfer in its sponsorship is now deemed desirable;

        NOW, THEREFORE, BE IT RESOLVED THAT, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan, the Plan is hereby amended effective as of December 31, 1996 by substituting the following for Subsection 2.1 of the Plan:

                        2.1 Eligibility for Participation. Subject to the conditions and limitations of the Plan, each individual who was a Participant in the Plan immediately prior to the Effective Date will continue as such on and after that date, and each employee of an Employer who was not a Participant in the Plan immediately prior to the Effective Date will become a "Participant" in the Plan on the first day of the first calendar month coincident with or following the Effective Date on which he meets the following requirements:

                (a) he has completed one Year of Service (as defined in subsection 3.1);

                (b) he is not a member of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining unless the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement; and

                (c) for periods beginning on and after April 1, 1993, he is not a temporary employee of an Employer (that is, an employee who is not a regular full-time employee or a regular part-time employee).

        Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the first calendar month coincident with or next following the date on which he first meets the requirements of paragraph (a) above, he shall become a Participant in the Plan immediately upon meeting the requirements of paragraphs (b) and (c) above if such individual has not incurred a One Year Break in Service (described in subsection 3.3) or, if the individual has incurred a One Year Break in Service, retroactive, from the first day of the Plan Year during which he again completes a Year of Service.


        FURTHER, RESOLVED THAT, effective as of January 1, 1997, Section 1.1 of the plan is amended to read as follows:

        1.1 History, Purpose and Effective Date. Effective June 30, 1979, Keller Graduate School of Management, Inc., a Delaware corporation, established the Keller Graduate School of Management, Inc. Profit Sharing Plan (the "Plan") so that it and its related entities could assist their eligible employees in providing for their future security. The Plan was amended and restated effective as of July 1, 1987. Effective as of July 1, 1991, the Plan was renamed the DeVry Inc. Profit Sharing Retirement Plan. Effective as of January 1, 1997, sponsorship of the Plan was transferred to, and accepted by, DeVRY Inc., a Delaware corporation (the "Company") so that it, and each Related Company (as defined in subsection 1.2) which, with the consent of the Company, adopts the Plan, may assist their eligible employees in providing for their future security. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to July 1, 1992, the "Effective Date" of the Plan as set forth herein, and as subsequently amended. To the extent that any provisions of the Plan as set forth herein specifically provide for an effective date prior to July 1, 1992, such provisions shall constitute an amendment of the Plan as in effect on such date. The Plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        FURTHER, RESOLVED THAT, effective as of January 1, 1997, sponsorship of the Plan is transferred to DeVRY Inc., conditioned upon acceptance of such transfer by the Board of Directors of DeVRY Inc.



        I, Marilynn J. Cason, Secretary of Keller Graduate School of Management, Inc., hereby certify that the foregoing is a correct copy of a resolution adopted by the Board of Directors of such corporation on December 30, 1996 and that the resolution has not been changed or repealed.

        Dated this 11th day of August, 1997.



                                                  /s/Marilynn J. Cason
                                                 Secretary as Aforesaid

                                                        (Seal)